UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2025

Date of Report (Date of earliest event reported)

JUPITER NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41265	47-4828381
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 North US HWY 1, Suite 504, Jupiter, FL	33477
(Address of principal executive offices)	(Zip Code)

(561) 406-6154

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported to the Securities Exchange Commission on a Form 8-K filed on March 25, 2025, Jupiter Neurosciences, Inc. (the “Company”) received a letter (the “Notice”) on March 21, 2025, from the Nasdaq Stock Market LLC (the “NASDAQ”) notifying the Company that it was not in compliance with the minimum bid price requirement as set forth under NASDAQ Listing Rule 5550(a)(2) for continued listing of its Common Stock on the NASDAQ.

Listing Rule 5550(a)(2) requires the registrant to maintain a minimum bid price of $1.00 USD per share for its securities listed on the NASDAQ, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. However, under NASDAQ Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until September 17, 2025, to regain compliance with NASDAQ Listing Rule 5550(a)(2) by maintaining a minimum bid price for its Common Stock of at least $1.00 USD for a minimum period of 10 consecutive days.

The Company is pleased to announced that on July 9, 2025, it received a written notice from the NASDAQ stating that the Company has since regained compliance with Listing Rule 5550(a)(2) because the closing bid price of the Company’s Common Stock has been $1.00 USD per share or greater for a period of thirteen (13) days (June 18, 2025 to July 8, 2025). The Company issued a press release on July 10, 2025, announcing that it has regained compliance with Listing Rule 5550(a)(2), a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER NEUROSCIENCES INC.

Date: July 10, 2025	By:	/s/ Christer Rosén
	Name:	Christer Rosén
	Title:	Chief Executive Officer